UTAH MEDICAL PRODUCTS, INC.

2023 EMPLOYEES’ AND DIRECTORS’ NON-STATUTORY STOCK OPTION AND STOCK PURCHASE RIGHTS PLAN

Utah Medical Products, Inc., a Utah corporation (the “Company”), hereby adopts this “2023 Employees’ and Directors’ Non-statutory Stock Option and Stock Purchase Rights Plan” (the “Plan”).

1.Purpose of the Plan.  The Board has adopted this Plan with the intent, and directs that it be administered as necessary, to attract and retain the best available personnel for positions of key responsibility; to provide additional incentive to Employees and Directors, and to promote the success of the Company’s business.

Options granted under the Plan are Non-statutory Stock Options.  Stock Purchase Rights may also be granted under the Plan.

2.Definitions.  As used herein, the following definitions shall apply:

(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of stock option plans under the corporate laws of the state in which the Company is incorporated, federal and state securities laws, the Code, the regulations and policies of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the Applicable Laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are or will be granted under the Plan.

(c)“Board” means the Board of Directors of the Company.

(d)“Code” means the Internal Revenue Code of 1986, as amended.

(e)“Committee” means a committee of Directors appointed by the Board in accordance with section 4 of the Plan.

(f)“Common Stock” means the common stock of the Company.

(g)“Company” means Utah Medical Products, Inc., a Utah corporation.

(h)“Director” means a member of the Board.

(i)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(j)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)if the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by Nasdaq, The Wall Street Journal, or such other source as the Administrator deems reliable;

(ii)if the Common Stock is regularly quoted in an inter-dealer quotation medium, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported by such inter-dealer quotation medium, The Wall Street Journal, or such other source as the Administrator deems reliable; or

(iii)in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(m)“Inside Director” means a Director who is an Employee.

(n)“Non-statutory Stock Option” means an Option that does not qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant.  The Notice of Grant is part of, and subject to the terms of, the Option Agreement.

(p)“Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q)“Option” means a stock option granted pursuant to the Plan.

(r)“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(s)“Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(t)“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(u)“Outside Director” means a Director who meets the definition of both a “Non-Employee Director” (as defined in Rule 16b-3 of the Exchange Act) and “Outside Director” (as defined in Section 162(m) of the Code).

(v)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)“Plan” means this 2023 Employees’ and Directors’ Non-statutory Stock Option and Stock Purchase Rights Plan, as the same may be amended and restated from time to time.

(x)“Restricted Stock” means Shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under section 11 of the Plan.

(y)“Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right.  The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(z)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa)“Section 16(b)” means Section 16(b) of the Exchange Act.

(bb)“Service Provider” means an Employee or Director.

(cc)“Share” means a share of Common Stock, as adjusted in accordance with section 15 of the Plan.

(dd)“Stock Purchase Right” means the right to purchase Common Stock pursuant to section 11 of the Plan, as evidenced by a Notice of Grant.

(ee)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.  Subject to the provisions of section 15 of the Plan, the maximum aggregate number of Shares on which Options may be granted and which may be sold on the exercise of such Options and under Restricted Stock Purchase Agreements under the Plan is 220,000 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

Subject to adjustment as provided in section 19 of the Plan, the following limits shall apply respecting awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code: (i) the maximum aggregate number of Shares that may be subject to Options granted in any calendar year to any one Participant shall be 40,000 Shares; and (ii) the maximum aggregate number of Shares issuable or deliverable under Stock Purchase Rights and other share-based awards granted in any calendar year to any one person shall be 40,000 Shares. The Administrator may, in its sole discretion, issue awards in excess of the above limitations that are not intended to qualify for the performance-based exception.

4.Administration of the Plan.

(a)Procedure.

(i)The Board may designate different Committees to administer the Plan with respect to different groups of Service Providers.

(ii)To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “Outside Directors” within the meaning of Section 162(m) of the Code.

(iii)To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)Other than as provided above, the Plan shall be administered by the Board or a Committee, which Committee shall be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)to determine the Fair Market Value;

(ii)to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii)to determine the number of Shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv)to approve forms of agreement for use under the Plan;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder.  Such terms and conditions include the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii)to establish, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of satisfying applicable foreign laws;

(viii)to modify or amend each Option or Stock Purchase Right (subject to section 19(d) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(x)to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Administrator shall be conclusive and binding on all Optionees, any other holders of Options, and on their legal representatives and beneficiaries;

(xi)except to the extent prohibited by or impermissible in order to obtain treatment desired by the Administrator under Applicable Law or rule, to allocate or delegate all or any portion of its powers and responsibilities to any one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Administrator of such allocation or delegation; and

(xii)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5.Eligibility.  Non-statutory Stock Options and Stock Purchase Rights may be granted to Service Providers.

6.Limitations.

(a)Designation.  Each Option shall be designated in the Option Agreement as a Non-statutory Stock Option.

(b)No Right of Continuing Service or Employment.  Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

7.Term of Plan.  The Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of five years unless terminated earlier under section 19 of the Plan.

8.Term of Option.  The term of each Option shall be stated in the Option Agreement.

9.Option Exercise Price and Consideration.

(a)Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and specified in the Option Agreement; provided, however, that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration may consist entirely of:

(i)cash;

(ii)check;

(iii)promissory note;

(iv)other Shares having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)any combination of the foregoing methods of payment; or

(viii)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Notwithstanding the form of consideration determined by the Administrator at the time of grant, the Administrator shall have the authority, in its sole and absolute discretion, to accept other forms of consideration as the method of payment.

10.Exercise of Option.

(a)Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or in the name of a family trust of which the Optionee is a trustee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised; provided that if the Company shall be advised by counsel that certain requirements under the federal, state or foreign securities laws must be met before Shares may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Shares under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in section 17 of the Plan.  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Optionee’s termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)Disability of Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee’s termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)Death of Optionee.  If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the executor or administrator of the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee’s termination.  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11.Stock Purchase Rights.

(a)Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, the time within which the offeree must accept such offer and restrictions based on achievement of performance objectives.  The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. Except as provided in the related Restricted Stock Purchase Agreement in connection with a purchaser’s death, disability, retirement, involuntary termination of employment or service without cause, or termination of employment or service for good reason: (i) no condition on vesting of Stock Purchase Rights that is based upon the achievement of performance objectives for purposes of qualification under Section 162(m) of the Code shall be based on performance over a period of less than one year; and (ii) no condition on vesting of Stock Purchase Rights that is based solely upon continued employment or service shall provide for vesting in full of the Stock Purchase Rights more quickly than three years from the date of grant (which vesting period may lapse at such times or in such manner as specified in the Restricted Stock Purchase Agreement).

(b)Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability).  The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser plus interest at the rate of 10% per year from the date of the original purchase and may be paid by cancellation of any indebtedness of the purchaser to the Company.  The repurchase option shall lapse at a rate determined by the Administrator.

(c)Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)Rights as a Stockholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in section 17 of the Plan.

12.Compliance with Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Option Agreement, Restricted Stock Purchase Agreement or other award agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon an Optionee, purchaser or other participant.  Notwithstanding any other provision of the Plan or any Option Agreement, Restricted Stock Purchase Agreement or other award agreement (unless the agreement provides otherwise with specific reference to this section): (a) an award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon an Optionee, purchaser or other participant; and (b) if an award is subject to Section 409A of the Code, and if the Optionee, purchaser or other participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon an Optionee, purchaser or other participant, no distribution or payment of any amount shall be made before the date that is six months following the date of such person’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the person’s death.  Although the Company intends to administer the Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law.  The Company shall not be liable to any Optionee, purchaser or other participant for any tax, interest, or penalties the person might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan.

13.Compliance with Section 162(m).

(a)In General.  Notwithstanding anything in the Plan to the contrary, Stock Purchase Rights may be granted in a manner that is intended to qualify the award for the performance-based exception under Section 162(m) of the Code.  As determined by the Administrator in its sole discretion, the grant, vesting, exercisability, and/or settlement of any Stock Purchase Right intended to qualify the award for the performance-based exception shall be conditioned on the attainment of one or more performance objectives during a performance period established by the Administrator.  Any such award must meet the requirements of this section 13.

(b)Performance Objectives.  A performance objective may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, lines of activity, geographic areas or the performance of the individual purchaser, and may include performance objectives, or combinations of one or more performance objectives, set forth below in this subsection 13(b).  Performance objectives may be made relative to the Company’s own history or relative to the performance of a group of comparable companies or published or special index that the Administrator, in its sole discretion, deems appropriate, or the Company may select performance objectives as compared to various stock market indices.  Performance objectives may be based on specified levels of, or growth in, one or more of the following criteria, which may be calculated either absolutely or on a per-share basis: revenues; revenue growth over a specified period; earnings from operations; operating income; earnings before or after interest and taxes; operating income before or after interest and taxes; net income; cash flow; earnings per share; return on total capital; return on invested capital; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; earnings before or after interest, taxes, depreciation, depletion, amortization, exploration, or extraordinary or special items; operating income before or after interest, taxes, depreciation, depletion, amortization, or extraordinary or special items; return on investment; net asset values; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; contribution margin; and stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and Employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, affiliates, and joint ventures.

(c)Establishment of Performance Goals.  The Administrator shall establish for all Stock Purchase Rights intended to qualify for the performance-based exception: (i) the applicable performance objectives and performance period; and (ii) the formula for computing the payout.  Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) 90 days after the beginning of the applicable performance period; or (xi) the expiration of 25% of the applicable performance period.

(d)Certification of Performance.  Respecting any Stock Purchase Right intended to qualify for the performance-based exception, the Administrator shall certify in writing whether the applicable performance objectives and other material terms imposed on such award have been satisfied, and if they have, ascertain the amount of the payout or vesting of the award.  Notwithstanding any other provision of the Plan, payment or vesting of any such award shall not be made until the Administrator certifies in writing that the applicable performance objectives and any other material terms of such award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

(e)Negative Discretion.  The Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance objectives for any award intended to qualify for the performance-based exception.

14.Withholding.  If the grant or exercise of an Option or a Stock Purchase Right pursuant to this Plan, or any other event in connection with any such grant or exercise, creates an obligation to withhold income and employment taxes pursuant to the Applicable Laws, such obligation may, at the sole and absolute discretion of the Administrator at the time of the grant of the Option or Stock Purchase Right and to the extent permitted by the terms of the Option or Stock Purchase Right and the then-governing provisions of the Code and the Exchange Act, be satisfied (a) by the holder of the Option or Stock Purchase Right delivering to the Company an amount of cash equal to such withholding obligation; (b) by the Company withholding from any compensation or other amount owing to the holder of the Option or Stock Purchase Right the amount (in cash, stock or other property as the Company may determine) of the withholding obligation; (c) by the Company withholding Shares of stock subject to the Option or Stock Purchase Right with a Fair Market Value equal to such obligation; or (d) by the holder of the Option or Stock Purchase Right either delivering Shares of stock or canceling Options or other rights to acquire stock from the Company with a Fair Market Value equal to such requirements.  In all events, delivery of Shares of stock issuable on exercise of the Option or on grant of the Stock Purchase Right shall be conditioned upon and subject to the satisfaction or making provision for the satisfaction of the withholding obligation of the Company resulting from the grant or exercise of the Option, grant of the Stock Purchase Right, or any other event in accordance with the foregoing.  The Company shall be further authorized to take such other action as may be necessary, in the opinion of the Company, to satisfy all obligations for the payment of such taxes.

15.Non-transferability of Options and Stock Purchase Rights.  An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, all save and except only (i) an Optionee’s family member who has acquired the Option or Stock Purchase Right through a gift or a transfer for value pursuant to a domestic relations order in settlement of marital property rights or a transfer to an entity in which more that 50% of the voting interests owned by an Optionee’s family members or the Optionee in exchange for an interest in that entity, all as more particularly provided in the general instructions to Form S-8 or any successor form under the Securities Act of 1933; or (ii) unless determined otherwise by the Administrator, in which case such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

16.Grants to Directors and Officers.  To the extent the Company has a class of securities registered under Section 12 of the Exchange Act, Options or Stock Purchase Rights granted under the Plan to Directors and Officers (as used in Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor) intended to qualify for the exemption from Section 16(b) of the Exchange Act provided in Rule 16b-3 shall, in addition to being subject to the other restrictions and limitations set forth in this Plan, be made as follows:

(a)Requirements for Grant to Officer or Director.  A transaction whereby there is a grant of an Option or Stock Purchase Right pursuant to this Plan to an Officer and Director must satisfy one of the following:

(i)The transaction must be approved by the Board or duly authorized Committee composed solely of two or more Outside Directors of the Company.

(ii)The transaction must be approved or ratified, in compliance with Section 14 of the Exchange Act, by either:  (1) the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting of the stockholders of the Company held in accordance with the Applicable Laws of the state of incorporation of the Company; or (2) if allowed by applicable state law, the written consent of the holders of a majority, or such greater percentage as may be required by Applicable Laws of the state of incorporation of the Company, of the securities of the Company entitled to vote.  If the transaction is ratified by the stockholders, such ratification must occur no later than the date of the next annual meeting of stockholders.

(iii)The stock acquired must be held by the Officer or Director for a period of six months subsequent to the date of the grant; provided that if the transaction involves a derivative security (as defined in Section 16 of the Exchange Act), this condition shall be satisfied if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than on exercise or conversion) or its underlying equity security.

(b)Approval Required for Disposition of Securities.  Any transaction involving the disposition by the Company of its securities in connection with Options or Stock Purchase Rights granted pursuant to this Plan shall:

(i)be approved by the Board or duly authorized Committee composed solely of two or more Outside Directors; or

(ii)be approved or ratified, in compliance with Section 14 of the Exchange Act, by either:  (1) the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with the Applicable Laws of the state of incorporation of the Company; or (2) if allowed by applicable state law, the written consent of the holders of a majority, or such greater percentage as may be required by Applicable Laws of the state of incorporation of the Company, of the securities of the Company entitled to vote; provided that such ratification occurs no later than the date of the next annual meeting of stockholders.

All of the foregoing restrictions and limitations are based on the governing provisions of the Exchange Act and the rules and regulations promulgated thereunder as of the date of adoption of this Plan.  If, at any time, the governing provisions are amended to permit an Option or Stock Purchase Right to be granted or exercised pursuant to Rule 16b-3 or any amendment or successor rule of like tenor without one or more of the foregoing restrictions or limitations, or the terms of such restrictions or limitations are modified, the Administrator may award Options or Stock Purchase Rights to Directors and Officers and may modify outstanding Options or Stock Purchase Rights in accordance with such changes, all to the extent that such action by the Administrator does not disqualify the Options or Stock Purchase Rights from exemption under the provisions of Rule 16b-3 or any amendment or successor rule of similar tenor.

17.Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option and Stock Purchase Right, the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the number of Shares that may be added annually to the Shares reserved under the Plan by the Board (pursuant to section 3), as well as the price per Share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company and repurchases by the Company of its own shares shall not be deemed to have been effected without receipt of consideration within the meaning of the preceding clause.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option or Stock Purchase Right.

(b)Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until 10 days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent Option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  With respect to Options granted to an Outside Director pursuant to section 16 that are assumed or substituted for, if following such assumption or substitution the Optionee’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.

In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

For the purposes of this subsection, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the Option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

18.Date of Grant.  The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

19.Amendment and Termination of the Plan.

(a)Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In addition, the provisions of subsection 19(c) shall not be amended unless the amendment is approved by the Company’s stockholders.

(c)Prohibition on Repricing.  Except for adjustments made pursuant to section 17, the Board or the Administrator will not, without the further approval of the Company’s stockholders, authorize the amendment of any outstanding Option to reduce the exercise price.  No Option will be cancelled and replaced with an award having a lower exercise price or for cash without further approval of the Company’s stockholders, except as provided in section 17.  This subsection 19(c) is intended to prohibit the repricing of “underwater” Options without stockholder approval and will not be construed to prohibit the adjustments provided for in section 17.

(d)Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination. Unless otherwise determined by the Administrator, any such amendment, alteration, suspension or termination that is made respecting an award that is intended to qualify for the performance-based exception shall be made at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception.  Additionally, the Administrator shall not make any adjustment pursuant to this section 19 that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

20.Conditions upon Issuance of Shares.

(a)Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations.  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.Inability To Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

SECRETARY’S CERTIFICATE

The undersigned, the duly constituted and elected secretary of Utah Medical Products, Inc., hereby certifies that pursuant to a resolution of the Board of Directors effective May 5, 2023, in accordance with the requirements of law and the Company’s articles of incorporation and bylaws, the foregoing Utah Medical Products, Inc. 2023 Employees’ and Directors’ Non-statutory Stock Option and Stock Purchase Rights Plan was approved by the affirmative vote of the Board of Directors.

DATED this 5th day of May, 2023.

Kevin L. Cornwell, Secretary